                                                                    Exhibit 10.8

             AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

     THIS AGREEMENT ("Agreement") made and entered into as of 21 September 1995 amends and restates the agreement entered into on 22 November 1993 by and between Aon Advisors (U.K.) Limited, a corporation organized under the laws of the United Kingdom ("Manager"), and LaSalle Re Limited, a corporation organized under the laws of Bermuda (the "Client").

                                   PREAMBLES:

     WHEREAS, the Manager is a member of the Investment Management Regulatory Organization ("IMRO") and is regulated in the conduct of its investment business by IMRO;

     WHEREAS, Client is a business investor as defined by the IMRO rules in the form attached hereto as Schedule A;

     WHEREAS, the Client desires to appoint Manager as the investment manager of all the assets contained in the Client's investment portfolio described in Schedule B hereto (the "Portfolio"); and

     WHEREAS, Manager, on the terms provided below, desires to be the investment manager for the Portfolio.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

     1. THE PORTFOLIO. The Client warrants and represents to Manager that the Client is the beneficial owner of the Portfolio and that there are no restrictions on the transfer or sale of all or any portion thereof. The Client shall notify the Manager promptly, in writing, if any such restrictions arise (and of the nature of such restrictions) or if the Client, or any Affiliate (defined below) of the Client, is an affiliate, director, or controlling person of any issuer whose securities are in the Portfolio. "Affiliate" shall mean an entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Manager or the Client, as the case may be.

     2. INVESTMENT MANAGER APPOINTMENT. The Client hereby appoints Manager as investment manager and to supervise, manage, and direct the investment and reinvestment, and vary the investment of, the Portfolio. Manager hereby accepts such appointment on the terms and conditions of this Agreement.

     3.  PORTFOLIO MANAGEMENT.

          a. MANAGEMENT. Manager agrees to supervise and direct, with full authority and at its discretion, on the Client's behalf and at the Client's sole risk, the investment and reinvestment of the Portfolio under the terms of this Agreement. Manager shall manage the Portfolio in such manner as Manager may deem advisable in accordance in all material respects with the written investment instructions and guidelines attached hereto as Schedule C (the "Investment Guidelines"). The Client may from time to time amend the Investment Guidelines in writing. Manager will not be bound to follow any amendment to the Investment Guidelines, however, until it has received a copy of the amended Investment Guidelines from the Client and has acknowledged such receipt to Client. Other than by the Investment Guidelines and the terms of this Agreement, the investment and reinvestment of the Portfolio by Manager shall not be restricted in any manner, whether such restrictions arise under the current or future laws of any jurisdiction or by virtue of the terms of any contract or instrument purporting to bind the Client. The Client hereby ratifies and confirms any and all transactions heretofore or hereafter engaged in by the Manager where such transactions comply in all material respects with the Investment Guidelines.

          b. COMPLIANCE. All securities purchased for the Portfolio and security positions reflected in any periodic report to the Client will be deemed to be in compliance with the Investment Guidelines and will be deemed approved by the Client unless written notice to the contrary is received by Manager from the Client within ten (10) days of the settlement date as specified on the confirmation delivered to the Client for such securities or security positions.

          c. INVESTMENT OF CASH. The Client understands that the Manager may, consistent with the terms of this Agreement, invest Portfolio cash balances in money market funds or in other investment vehicles as prudent management dictates. The Client acknowledges that the yield on any money market fund or other investment will be affected by the distribution, management, administrative, and other charges imposed by the fund or investment. Fees payable to the Manager hereunder shall not be offset or reduced by any portion of such fees and charges, including advisory fees assessed against the Client's balance therein.

          d. CALLING. Manager shall have the authority to make unsolicited calls to appropriate officers of Client. All personal visits and oral communications will be at reasonable hours and only as permitted by IMRO rules.

     4. DIRECTIONS TO MANAGER. The Client shall furnish the Manager with a certified copy of a resolution of the Board of Directors of Client authorizing specified persons to give Portfolio investment directions to the Manager on the Client's behalf ("Authorized Persons"). The Manager shall be entitled to rely upon such resolution as conclusive evidence of the Authorized Persons' authority to give such directions to the Manager. All such directions by or on behalf of the Client to Manager shall be in writing and signed by an Authorized Person. For this purpose, the term "in writing" shall include directions given by telex or by facsimile. Directions received from the Client via facsimile transmission must reflect signature of an Authorized Person. Manager shall acknowledge receipt of such directions by letter, telex, facsimile, or telephone. All acknowledgements by Manager shall be made before the close of business on the following business day. The above notwithstanding, Manager shall be fully protected in relying upon any direction signed or given by any person reasonably believed by it to be an Authorized Signer. Manager shall also be fully indemnified by Client and have no liability when acting upon directions from Client reflected in an instrument, certificate or paper Manager reasonably believes to be genuine and to be signed or presented by an Authorized Signer.

       5.  COMPLAINTS.

          a. PROCEDURE. If Client is dissatisfied with any aspect of Manager's service it may contact Manager's Compliance Officer or any other officer for referral to the Compliance Officer. Within five (5) business days of the Compliance Officer's receipt of such complaint, the Compliance Officer will notify Client of the result of his deliberations and of the actions that has been or will be taken in respect of such complaint.

          b. IMRO. In the event of Client being dissatisfied with any aspect of Manager's service, or if Client prefers not to contact Manager as provided above, Client may contact IMRO directly, which itself will examine Client's complaint. If requested, Manager will supply Client with a statement describing Client's rights to compensation if Manager is unable to meet any of its liabilities (if any) to Client arising under this Agreement.

     6.  BROKERS AND DEALERS.

          a. SELECTION. Pursuant to the discretionary authority conferred on the Manager by this Agreement, and unless the Client directs otherwise in writing, the Manager will use its discretion in selecting the broker or dealer to be used to execute each order for the Portfolio and to effect each Portfolio transaction.

          b. DIRECTED SELECTION. The Client may direct the Manager to use a particular broker or dealer to execute transactions for the Portfolio. In such event, the Client's direction will be by a writing authorizing the Manager to execute all or certain specified transactions with a designated broker or dealer. The Client acknowledges that in directing the Manager to use a particular broker or dealer, the Manager may not be in a position where it can freely negotiate commission rates or spreads, or select brokers or dealers on the basis of price and execution. The Client further acknowledges that such directed brokerage transactions may not be commingled or "batched" for purposes of execution with orders for the same securities for the accounts of other persons or entities managed by the Manager. Accordingly, Client acknowledges that the Client's direction of a particular broker or dealer to execute transactions for the Portfolio could result in higher commissions, greater spreads, or less favorable net prices.

          c. INVESTMENT RESEARCH AND INFORMATION. Client acknowledges that the investment research and information provided by brokers or dealers and their ability to achieve quality executions and other brokerage services are important. Client therefore agrees that brokers or dealers selected by the Manager may be paid commissions for effecting transactions for the Client in excess of the amounts other brokers or dealers would have charged for effecting these transactions if the Manager determines in good faith that such amounts are reasonable in relation to the value of the brokerage or research services provided by those brokers or dealers. In the event that such transactions are effected pursuant to a separate soft commission agreement, Manager will make such disclosure as is required by IMRO rules.

     7. TRANSACTIONS. The Manager may sell or purchase investments which are included in, or intended to become part of, the Portfolio as part of a larger transaction or series of transactions in which other persons are interested, provided that the terms of such purchase or sale are in the Manager's reasonable opinion fair and equitable. Where the Manager deals on behalf of the Client and other persons as part of a larger transaction, or in a transaction not specifically allocated to the Client at the time of dealing, the transaction is to be identified in the Manager's records on the day of dealing as being expressly, wholly or to a specified extent for the benefit of the Client, and is to be allocated to the Client at the price paid or received in the original transaction. The Manager shall value the Portfolio on a daily basis using valuation methods mutually agreed by the Manager and Client. Valuations will be provided to the Client at least quarterly, or as reasonably requested by Client.

     8.  LIMITS ON MANAGER'S LIABILITY.

          a. GOOD FAITH PERFORMANCE. The duties and obligations of the Manager shall be determined solely by the express provisions of this Agreement and the Manager shall be responsible only for the good faith performance of its duties as specifically set out in this Agreement. The Manager shall not be bound in any way by any agreement or contract between the Client and any other third party (whether or not the Manager has knowledge thereof).

          b. CLIENT BREACH. The Manager shall not be responsible in any manner whatsoever for any failure or inability of the Client to honor any of the provisions of this Agreement.

          c. SOLVENCY AND PERFORMANCE. The Manager shall not be responsible for the solvency of or the due and proper performance of the obligations of any third party bank, clearing organization, broker, dealer, intermediary, nominee or agent appointed or employed by the Manager. The Manager shall make available to the Client such rights (if any) as the Manager may have against such person or entity in the event of the insolvency of any of the above or the failure of such person or entity properly to perform such obligations and shall give such assistance as the Client may reasonably require for the Client to exercise such rights.

          d. RELIANCE. Manager shall be fully indemnified by Client and have no liability for any action taken by Client in connection with this Agreement or for acting and relying upon any written advice, certificate, notice, direction, instruction, request or other paper or document which the Manager in good faith believes to be genuine and to have been signed or presented by the proper parties.

          e. LEGAL COUNSEL. Manager may seek the advice of legal counsel in the event of any dispute or questions as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

          f. LIABILITY. Manager shall not be liable to the Client for any acts or omissions by the Manager, its employees, independent contractors, or agents under and in connection with this Agreement, except by reason of material acts or omissions of the Manager constituting bad faith, gross negligence or willful misconduct.

          g. INDEMNIFICATION. The Client shall reimburse, and indemnify the Manager for, and hold it harmless against, any loss, liability or expense (including, without limitation, attorney fees), incurred by the Manager arising out of or in connection with Client's breach of this Agreement or Manager's acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement; provided that Client shall not be obligated to provide such indemnification for material acts or omissions of the Manager constituting bad faith, gross negligence, or willful misconduct.

          h. INFORMATION. Manager shall have no obligation to seek to obtain any material non-public information about any issuer of securities, nor to purchase or sell, or to recommend for purchase or sale, for the Portfolio the securities of any issuer on the basis of any such information as may come into its possession.

          i. CLIENT COMPLIANCE. Manager shall not be responsible for Client's own compliance with any laws, rules, or regulations.

          j. OTHER BUSINESS. Manager shall have no liability whatsoever for the management of any other assets of the Client other than the Portfolio and shall incur no liability for any loss or other damage which may result from any management of such other assets. Nothing contained in this Agreement shall prevent the Manager or any of its Affiliates from engaging in any business or rendering services of any kind to any other person or entity. In connection therewith, the Manager and its Affiliates may, without limitation:

               (i) be retained to provide services to (A) the Client or any of its Affiliates or (B) any of the issuers of securities held in the Portfolio; and

               (ii) hold the capital stock of (A) the Client or any of its
                    Affiliates or (B) any of the issuers of securities held in the Portfolio.

          k. EXCHANGE RATES. The Manager shall not be liable for any loss experienced on a Portfolio investment or reinvestment due to changes in currency exchange rates.

          l. EXCHANGES AND CLEARING HOUSES. Client acknowledges and agrees that the rules of an exchange and its clearing house (if any) usually contain wide powers in an emergency or otherwise undesirable situation or in the event of a default (not necessarily on the part of Client or Manager) to close out contracts traded under, or registered in accordance with, the rules of such exchange or clearing house (as the case may be), to effect invoicing back of such contracts, to exercise rights of set-off, and to take such other steps as the exchange or clearing house may think fit. Client agrees that if any exchange or clearing house takes any such action which affects any contract Manager may have with any intermediate broker and which relates to a contract between Client and Manager, then, Manager may at its discretion take such action as it considers desirable to correspond with the action so taken by the exchange or clearing house, or to mitigate any loss. Client agrees that it shall be bound by any action which is taken by Manager.

     9. CUSTODY. The cash and assets of the Portfolio shall be held in custody for Client by a bank described in Schedule E (the "Custodian") under separate agreement between the Custodian and Client. The Custodian shall be mutually agreeable to the Client and the Manager. The Client hereby represents to Manager that the Custodian has agreed to act as sole custodian for the Portfolio and in accordance with Manager's instructions. The Portfolio shall be deposited by Manager into an account held by Custodian. The Client shall instruct the Custodian to provide Manager with such periodic reports concerning the status of the Portfolio as Manager may reasonably request from time to time. The Client hereby represents to Manager that it will not change the Custodian without giving Manager reasonable prior notice of its intention to do so together with the name and other relevant information with respect to the new Custodian. The Client shall pay all costs and fees of the Custodian and with regard to any accounts Client maintains with the Custodian. The Client may, at its discretion, provide written authorization permitting Manager's fees, as described in this Agreement, to be paid directly from the Client's account held by the Custodian.

     10. CLIENT DEPOSITS AND WITHDRAWALS. The Client may deposit into the Portfolio at any time additional cash, liquid securities or other readily marketable property acceptable to the Manager in such amounts (not less than an amount to be mutually agreed upon by the Manager and the Client, and in accordance with the Client's separate agreement with the Custodian) as the Client may determine. A deposit must be accompanied by a written notice of deposit clearly indicating the character and amount of the deposit. The Client shall immediately notify the Manager in writing of any such deposit. Manager shall acknowledge notice of such deposit by letter, telex, facsimile, or telephone before the close of business on the following business day. The Client may, at any time, withdraw any amount up to the total value of the Portfolio from the Portfolio subject to reasonable prior written notice to the Manager and the Custodian of each withdrawal. The notice of withdrawal must (a) indicate the name of the Portfolio, (b) state the amount to be withdrawn, and
(c) be signed by an Authorized Person. Client represents and warrants to Manager that the Custodian will make payments of amounts withdrawn by wire transfer in accordance with the Client's separate agreement with the Custodian.

     11.  PROXY VOTING AND OTHER MATTERS.

          a. RESPONSIBILITY. The Manager shall not be required to take any action or render any advice with respect to (a) the voting of proxies solicited by or with respect to the issuers of Portfolio securities, (b) the tender, redemption, call, or conversion of Portfolio securities, (c) any waivers, consents, or other instruments regarding Portfolio securities, (d) any endorsement, transfer, or delivery of Portfolio securities, (e) any consent to any class action, reorganization, merger, combination, consolidation, liquidation, or other arrangement with respect to any Portfolio security or security issuer, or (f) any other transaction or matter which is the same or substantially the same or similar to any of the above. Manager will send the Client any materials pertaining to the above which the Manager receives.

          b. DISCRETION. In the event that within a reasonable time as determined by Manager, the Manager has not received any direction from Client with regard to any matter and materials described in (a) above, Manager at its discretion may take such action regarding such matter and materials as it deems prudent without liability to Client. In addition, the Manager will not be obligated to render advice or take any action on behalf of the Client with respect to securities or other investments presently or formerly held in the Portfolio or the issuers thereof which become the subject of any proceedings including without limitation bankruptcies or other proceedings whether legal or otherwise.

     12. FEES. The Client agrees to pay the Manager a fee, due quarterly in arrears, computed in accordance with the terms of Schedule D attached hereto and made a part hereof. Such fee shall be in addition to Client's payment of any value added tax ("VAT") pertaining to such fee computed at the rate in force from time to time. In accordance with the procedures set forth in Section 9 of this Agreement, the fees stated herein may be paid directly to Manager out of the account of Client maintained by the Custodian. Manager agrees to send to Client and Custodian at the same time an invoice indicating the amount of such fees, the value of the assets on which the fees are based, and the manner in which Manager calculated the fees. The fees of Manager shall be paid within ten
(10) days following the date of each fee invoice of Manager. The fees payable to Manager are in addition to any other fees that Manager (or to its knowledge any Affiliate of Manager) may receive in connection with any transactions effected by Manager for Client under this Agreement. Such fees are also in addition to Client's required reimbursement of Manager for all costs, expenses, and commissions incurred by Manager for transactions effected on behalf of Client as well as of all travel, food, and lodging expenses of Manager for travel to Client. Any such reimbursement of expenses and payment of VAT shall be made at the time Manager's fees are payable.

     13. CONFIDENTIAL RELATIONSHIP. All nonpublic information and advice furnished by either party to the Agreement to the other such party shall be treated as confidential and shall not be disclosed to third parties except as required by law or otherwise as expressly agreed to by the parties.

     14. OTHER CLIENTS' INVESTMENTS. Client acknowledges and agrees that Manager and its Affiliates act as advisers to other clients and may give advice, and take action, with respect to any of those clients that may differ from the advice given, or the time or nature of action taken, with respect to the Portfolio. Manager shall have no obligation to recommend for purchase or sale by the Portfolio, any security that Manager or its Affiliates, or their employees, agents, or independent contractors may purchase for themselves or for any other clients. Client further acknowledges and agrees that such other clients may be involved in businesses and/or have investment objectives and/or securities portfolios similar to that of Client but that the performance of the assets managed by Manager or its Affiliates of such other clients may be materially better or worse than that of the Portfolio. Manager shall have no liability for any such performance differences.

     15.  TERM AND TERMINATION.

          a. TERM. This Agreement shall be effective as of the date hereof and shall remain in effect through December 31, 1998 unless terminated or extended pursuant to this Section. The Client shall have the right, exercisable at any time before September 30, 1998, to extend such initial term until December 31, 2000.

          b. TERMINATION EFFECT. Termination of this Agreement will not affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to the effective date of Agreement termination and will be without prejudice to the completion of transactions initiated by Manager prior to such effective date of termination. Agreement termination shall also not affect the Client's obligations to pay the Manager's fees accrued prior to such effective date of termination. The Client also agrees to pay any additional expenses which the Manager necessarily incurs on termination of the Agreement and any losses necessarily realized in settling or concluding outstanding obligations entered into by Manager pursuant to this Agreement.
Upon termination of this Agreement, the Manager shall be under no obligation whatsoever to recommend any action with regard to, or to liquidate, the securities or other investments of the Portfolio. The Manager retains the right, however, to complete any transaction open as of the effective termination date of this Agreement and to retain amounts in the Portfolio sufficient to effect such completion.

Upon termination, it shall be the Client's exclusive responsibility to issue directions in writing regarding any assets held in the Portfolio.

     16. REPRESENTATIONS AND WARRANTIES. The Client hereby represents and warrants to the Manager as follows:

          a. GOOD STANDING. The Client is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation indicated above. Client has the corporate power and authority to own its assets and transact the business in which it is engaged.

          b. CORPORATE POWER. The Client has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Client and constitutes a legal, valid and binding obligation of the Client enforceable against it in accordance with its terms. No consent of any person including, without limitation, the stockholders or creditors of the Client, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or other person or entity is required by the Client in connection with the Client's execution, delivery and performance of this Agreement other than those already obtained.

          c. VIOLATION. The exercise, delivery and performance of this Agreement will not violate any provision of any law or regulation binding on the Client, or any order, judgment or decree of any court, arbitrator or government authority binding on the Client, or the memorandum of association or bye-laws of the Client, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Client is a party or by which it or any of its assets may be bound, or require the creation or imposition of any lien on its property, assets or revenues.

          d. AUTHORIZED PERSONS. The list of Authorized Persons provided as part of the Board of Directors resolution referenced in Section 4 above constitutes the complete and entire list of all officers, employees or agents of the Client authorized to take action with respect to the Portfolio and the Manager shall be entitled to rely conclusively on any document executed by any one of them.

          e. CLIENT SOPHISTICATION. The Client acknowledges that (i) it, either directly or through its representatives, has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of engaging the Manager to manage the Portfolio and (ii) movements in currency exchange rates may have a material effect, unfavorable as well as favorable, on Portfolio performance.

          f. DEVELOPMENTS. The Client shall promptly notify the Manager in writing of any facts or circumstances or any change therein which may, directly or indirectly, affect the management of the Portfolio by the Manager.

          g. INFORMATION. The Client shall promptly deliver to Manager such information, papers and documents required or reasonably requested by the Manager in connection with the performance of its duties under this Agreement.

          h. OWNERSHIP. The Client is and shall, during the term of this Agreement, remain as the beneficial owner of the Portfolio, free and clear of any and all liens, charges, options and encumbrances or other third party rights whatsoever.

     17. REPORTS. At least quarterly the Manager will send the Client a report indicating (a) the beginning and ending valuation of the Portfolio for such quarter or other time period, and (b) Portfolio transactions for such quarter or other time period. Any measures of Portfolio performance that may be included by Manager as part of such reports shall be mutually agreed by Manager and Client.

     18. NOTICES. All notices and directions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when delivered in writing to the appropriate party at the address appearing below for each party, or to such other address as shall be notified in writing by that party to the other party from time to time.

          If to Manager:

               Aon Advisors (U.K.) Limited

               ---------------------------

               ---------------------------
               Attention:
                          ----------------

          If to Client:

               LaSalle Re Limited

               ---------------------------

               ---------------------------
               Attention:
                          ----------------

     19.  MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement is made and shall be construed under the laws of Bermuda. Any litigation concerning this Agreement shall be brought before courts of competent jurisdiction located in Hamilton, Bermuda. The parties hereto agree to the personal jurisdiction of such courts and that service of process may be made on them at the addresses indicated in Section 18 above.

          b. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with regard to the subject matter hereof.

          c. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a court of competent jurisdiction or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          d. WAIVER AND AMENDMENT. No provision of this Agreement may be (i) amended except by a writing signed by both parties hereto, or (ii) waived except by a writing signed by the party making the waiver.

          e. ASSIGNABILITY. Neither party may assign this Agreement without the prior written consent of the other party.

          f. HEADINGS. The section headings used in this Agreement are purely for convenience purposes and shall not be used to interpret this Agreement.

          g. JOINT VENTURE. The Manager and Client are not partners or joint venturers together and nothing herein shall be construed to make them such or impose liability by reason thereof.

          h. SUCCESSORS AND ASSIGNS. Subject to Section 18.e. above, the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable, by each of the parties hereto and their successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed officers so as to be effective on the day, month and year first above written.


Aon ADVISORS (U.K.) LIMITED              LASALLE RE LIMITED


By: /s/ Michael A. Conway                By: /s/ Andrew Cook
---------------------------                 -------------------------

Title: Chairman                          Title: Chief Financial Officer and
      ---------------------                      Treasurer
                                               ----------------------------

                                   SCHEDULE A

                      DEFINITION OF A "BUSINESS INVESTOR"



(1)  "Business Investor" means:

(a)  a government, local authority or public authority within the meaning of
     Note 1 to paragraph 3 of Schedule 1 to the Act or any body whose functions are confined to acting on behalf of any such government, local authority or public authority, or

(b) a Body Corporate satisfying any of the criteria set out in paragraph (2) below and which carries on a business which is not Investment Business or, if it is Investment Business, may under the Act be lawfully carried on by that body without its being an Authorized Person, or

(c) a trustee of a trust where the aggregate value of the cash and investment which form part of the trust's assets (before deducting the amount of its liabilities) is (Pounds)10,000,000 or more or has been (Pounds)10,000,000 or more at any time during the previous two years, and

(2)  The criteria referred to in paragraph (1) are the following:

(a) if the company is a Body Corporate which has more than 20 members or which, being a Subsidiary, has a Holding Company which has more than 20 members, the company or any of its Holding Companies or any of its Subsidiaries has a called up share capital, or net assets, of not less than (Pounds)5,000,000, or

(b) if the company is not a Body Corporate, the company has net assets of not less than (Pounds)5,000,000.

                                   SCHEDULE B

                                   PORTFOLIO



     The Portfolio shall consist of all cash, securities, and other property which from time to time are placed by Client under the Manager's management, all changes therein occurring as a result of purchase, sale, or other transactions affecting the Portfolio, as well as all accretions of any sort including dividends, interest, stock splits, and realized capital gains. Any securities or other property purchased out of such accretions shall be part of the Portfolio. The initial value of the Portfolio as of the date of this Agreement is expected to be approximately US $400,000,000.

                                   SCHEDULE C

                             INVESTMENT GUIDELINES



1.   QUALITY OF ISSUER

     1.1 In order for the debt securities of a borrower to qualify for investment, the securities must have an S&P or Moody's bond rating of a minimum of "AA". Where no rating is available the Manager shall ascribe his own rating which must in no case be lower than the equivalent of AA.

     1.2 The banks whose certificates of deposit may be purchased or with whom deposits may be made, shall be determined by the Manager, keeping in mind marketability, but in any case will be limited to banks ranking among the top 150 in terms of total assets as determined by the Bankers Magazine. Euro-commercial paper of these banks, or other borrowers, must be investment grade with minimum ratings of A1/P1, or the equivalent, and readily marketable.

2.   OBJECTIVE

     To provide for the preservation of capital and liquidity requirements of the Portfolio while maximizing the total Portfolio return through a combination of investment income and capital appreciation. Investments will be concentrated in short-term money market instruments, floating rate securities and fixed income bonds and tied to agreed upon asset/liability matching.

3.   PERMISSIBLE INVESTMENTS

     3.1 Certificates of Deposit issued by the London branches of major banks and time deposits with banks of the same quality and other short-term money market instruments maturing within 12 months or less.

     3.2 Floating rate notes and floating rate certificates of deposit issued by corporate borrowers, banks, governments and their agencies and supranational agencies. The maturity of these instruments shall be twelve (12) months or less and will be measured by the date on which the coupon is next due to be refixed.

     3.3  Fixed income bonds of up to 10 years' maturity.

     3.4  Equity or equity-linked investments are not permitted.

     3.5 Investments are permitted in U.S. dollar and in foreign currency denominated securities.

     3.6  The purchase of property, other than securities, is not permitted.

     3.7 Options, futures, and foreign exchange contracts are permitted only to the extent required to hedge known claims to be paid subject to an approved derivative transaction policy.

     3.8 The acquisition of securities committing the Client to contribute funds over and above the then market value of the Portfolio is not permitted nor is any borrowing of funds by Manager on behalf of Client using the Portfolio as collateral.

     3.9 The Manager acting as a principal shall not buy from or sell to the Portfolio any securities.

     3.10 The Manager may not without prior disclosure to the Client effect transactions with or for the Client in respect of which the Manager has directly or indirectly a material interest (except for an interest arising solely from the mere participation of the Manager as agent for the Client) or a relationship of any description with another party which may involve a conflict with the Manager's duty to the Client as set forth by this Agreement together with a disclosure of the nature of the interest.

4.   SIZE AND NATURE OF HOLDINGS

     4.1 The Manager's investment in any one issuer or borrower other than the U.S. and U.K. governments, shall not exceed 5 per cent of the market value of the Portfolio at time of purchase.

     4.2 The maximum exposure to any one country will be 25% of the Portfolio. This limit does not apply to U.S. and supranational borrowers.

5.   GENERAL

     5.1 Investments shall be in instruments which are free of all withholding taxes or sold prior to the deduction of such taxes.

     5.2 The Manager at least quarterly will provide a quarterly valuation report for the Portfolio and an outlook for future investment policy.

                                   SCHEDULE D

                                  FEE SCHEDULE



The Client shall pay the Manager a fee for its services on a quarterly basis, in arrears, equal to the applicable percentage listed below of the average daily balance of the Portfolio for that preceding quarter:


     PORTFOLIO BALANCE                   ANNUAL FEE IN BASIS POINTS
     -----------------                   --------------------------
       (in millions)
        0 through $100                              35
        Over $100 through $200                      25
        Over $200                                   15




Example. The fee for $150 Million in Managed Assets would be 25 basis points for $50 Million and 35 basis points for $100 Million divided by four to reflect the quarterly payment due.

                                   SCHEDULE E


                              PERMITTED CUSTODIANS



1.   Banks within the United Kingdom as follows:

     (a) institutions authorized by the Bank of England to take deposits under the Banking Act 1987 with net tangible assets of not less than (Pounds)100 million;

     (b) wholly owned subsidiaries of such authorized institutions with net tangible assets of not less than (Pounds)100 million and which are themselves similarly authorized; and

     (c) members of the London Discount Market Association, provided that the deposits are secured.

2. For the purpose of 1 above, net tangible assets are defined as the aggregate of issued share capital, consolidated reserves and subordinated loans, less the amount of any intangible assets all as shown in the latest audited financial statements of the institution. Financial statements prepared in foreign currencies are to be translated at the exchange rate prevailing at the balance sheet date.